Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the following Registration Statements of Dawson Geophysical Company:

(1)	Registration Statement (Form S-8 No. 333-199922) pertaining to the Post-Effective Amendment to the Registration Statement on Form S-4 related to the Amended and Restated Dawson Geophysical Company 2006 Stock and Performance Incentive Plan (the “Legacy Dawson Plan”),

(2)	Registration Statement (Form S-8 No. 333-142221) pertaining to the TGC Industries, Inc. 2006 Stock Awards Plan (the “Legacy TGC Plan”),

(3)	Registration Statement (Form S-8 No. 333-201923) pertaining to the Legacy TGC Plan,

(4)	Registration Statement (Form S-8 No.333-204643) pertaining to the Legacy Dawson Plan,

(5)	Registration Statement (Form S-8 No. 333-212577) pertaining to the Dawson Geophysical Company 2016 Stock and Performance Incentive Plan, and

(6)	Registration Statement (Form S-8 No. 333-257475) pertaining to the Amended and Restated Dawson Geophysical Company 2016 Stock and Performance Incentive Plan.

We consent to the incorporation by reference of our report dated March 13, 2023, relating to the consolidated financial statements of Dawson Geophysical Company, appearing in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Dawson Geophysical Company for the year ended December 31, 2022.

/s/RSM US, LLP
/s/ RSM US LLP

Houston, Texas

March 13, 2023